Exhibit 16.1

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West
Parsippany, NJ 07054
Tel : (973) 882-8810
Fax: (973) 882-0788
www.pzcpa.com

October 28, 2009

U.S. Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:           China Jianye Fuel, Inc.

Dear Sir/Madam:

We have read the statements in Item 4.01 included in the Form 8-K of China Jianye Fuel, Inc. dated October 22, 2008 and are in agreement with the statements contained therein.

Very truly yours,

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC
Parsippany, New Jersey